Exhibit 99.1

YUME REPORTS SECOND QUARTER 2014 FINANCIAL RESULTS

Redwood City, Calif. – August 13, 2014 – YuMe, Inc. (NYSE: YUME), a leading provider of digital video brand advertising solutions, today announced its financial results for the second quarter ended June 30, 2014. Financial highlights include:

●	Revenue of $40.4 million, an increase of 18% from the second quarter of 2013 (Q2 2013);
●	Gross margin of 48.8%, compared to 45.6% in Q2 2013;
●	Adjusted EBITDA[1] loss of $0.1 million, compared to adjusted EBITDA income of $0.7 million in Q2 2013;
●	Net loss of $2.6 million, or $0.08 per diluted share, compared to $1.1 million, or $0.23 per diluted share, in Q2 2013;
●	$67.9 million in cash, cash equivalents and marketable securities as of June 30, 2014.

“The second quarter completed a successful first half of the year, and included solid financial performance and our first agency trading desk relationship for our Video Reach programmatic offering,” said Jayant Kadambi, Chief Executive Officer of YuMe. “Given our leadership in brand safety, ad viewability and multi-screen campaigns, we remain confident in extending our leadership as a major digital video aggregation solution for TV brand advertisers.”

Customer highlights for the second quarter of 2014 include:

●	428 advertising customers, an increase of 42% from 301 in Q2 2013;
●	Average revenue per advertising customer of $93,000, a decrease of 17% from $112,000 in Q2 2013.

Customer highlights for the twelve month period ended June 30, 2014, include:

●	719 advertising customers, an increase of 37% from 526 for the twelve month period ended June 30, 2013;
●	Average revenue per advertising customer of $229,000, a decrease of 7% from $247,000 for the twelve month period ended June 30, 2013.

1 Adjusted EBITDA is a non-GAAP financial measure that we calculate as net income, adjusted to exclude income taxes, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding and evaluating our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information of other companies. Non-GAAP information should not be viewed as a substitute for, or superior to, net income prepared in accordance with GAAP as a measure of our profitability or liquidity. Users of this financial information should consider the types of events and transactions for which adjustments have been made.

Business Outlook:

Today, the Company is providing the following estimates for its key financial measures for the third quarter and full year 2014:

	Q3 2014	FY 2014
Revenue	$43 - $45 million	$180 - $190 million
Adjusted EBITDA	$(3.0) - $(1.0) million	$0.0 - $4.0 million

Conference Call and Webcast Information:

Senior management will host a conference call at 4:30 p.m. ET today to discuss the Company’s results. Investors may access the live call by dialing (877) 201-0168 or (647) 788-4901. A replay will be available through Wednesday, August 20 at (855) 859-2056 or (404) 537-3406. (Conference ID: 78389197). A live and archived Webcast of the call will be available at http://investors.yume.com.

About YuMe

YuMe, Inc. (NYSE: YUME) is a leading provider of digital video brand advertising solutions. Its proprietary data science-driven technologies and large audience footprint drive inventory monetization and enable advertisers to reach targeted, brand receptive audiences across a wide range of Internet-connected devices. Designed to serve the specific needs of brand advertising, YuMe’s technology platform simplifies the complexities associated with delivering effective digital video advertising campaigns in today’s highly-fragmented market. YuMe is headquartered in Redwood City, CA with European headquarters in London and 15 additional offices worldwide. For more information, visit YuMe.com/pr, follow @YuMeVideo and like YuMe on Facebook. Current YuMe logos can be found at www.yume.com/news/logos. YuMe supports consumer choice, and is a member of the Network Advertising Initiative. See YuMe's privacy policy for details.

YuMe is a trademark of YuMe, Inc. All other brands, products or service names are or may be trademarks or service marks of their respective owners.

Forward-Looking Statements

This press release contains forward-looking statements, including those in management quotations and under the caption “Business Outlook”. In some cases, you can identify forward-looking statements by the words “may,” “will,” “expect,” “intend,” “plan,” “objective,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue” and “ongoing,” or the negative of these terms, or other comparable terminology intended to identify statements about the future. All statements other than statements of historical fact are statements that could be forward-looking statements, including, but not limited to, statements about our growth strategy; our operating results, including revenue, gross margin, net loss and adjusted EBITDA; market trends; and quotations from management. These forward-looking statements are subject to risks and uncertainties, assumptions and other factors that could cause actual results and the timing of events to differ materially from future results that are expressed or implied in our forward-looking statements. Factors that could cause or contribute to such differences include our history of net losses and limited operating history, which make it difficult to evaluate our prospects, our fluctuating quarterly results of operations, and our dependence on a limited number of customers in a highly competitive industry. These and other risk factors are discussed under “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 that has been filed with the U.S. Securities and Exchange Commission (the “SEC”), and in our future filings and reports with the SEC, including our Quarterly Report on Form 10-Q for the three months ended June 30, 2014. The forward-looking statements in this press release are based on information available to YuMe as of the date hereof, and YuMe assumes no obligation to update any forward-looking statements.

Non-GAAP Financial Measures

To supplement our consolidated financial statements, which are prepared and presented in accordance with U.S. generally accepted accounting principles (“GAAP”), we report adjusted EBITDA, which is a non-GAAP financial measure. We calculate adjusted EBITDA as net income, excluding income taxes, interest, depreciation and amortization, and stock-based compensation. We believe that adjusted EBITDA provides useful information to investors in understanding our operating results in the same manner as management and the board of directors. This non-GAAP information is not necessarily comparable to non-GAAP information presented by other companies. Non-GAAP financial information should not be viewed as a substitute for, or superior to, financial information prepared in accordance with GAAP. Users of this non-GAAP financial information should consider the types of events and transactions for which adjustments have been made.

We have included adjusted EBITDA in this release because it is a key measure we use to understand and evaluate our core operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, we believe that adjusted EBITDA can provide a useful measure for period-to-period comparisons of our operating results because it excludes some expenses that may mask underlying trends.

In the table following the financial statements attached to this press release, the non-GAAP financial measures used in this press release are reconciled to the most directly comparable GAAP financial measures. With respect to adjusted EBITDA expectations provided under “Business Outlook” above, quantitative reconciliation to the most directly comparable GAAP financial measure is not feasible, because unpredictable fluctuations in our stock price makes it difficult to estimate accurately future stock-based compensation expenses that are excluded from these non-GAAP financial measures. We expect the variability of the above charges may have a significant and unpredictable impact on our future GAAP financial results.

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Investor Relations

Gary J. Fuges, CFA

ir@yume.com

650-503-7875

YuMe, Inc.

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands)

	June 30, 2014	December 31, 2013
	(Unaudited)	(1)
Assets
Current assets:
Cash and cash equivalents	$38,631	$42,626
Marketable securities	22,464	7,295
Accounts receivable, net	49,747	65,493
Prepaid expenses and other current assets	2,510	2,572
Total current assets	113,352	117,986

Marketable securities – long-term	6,848	14,186
Property, equipment and software, net	8,343	6,610
Goodwill	3,902	3,902
Intangible assets, net	1,665	2,049
Restricted cash	292	292
Deposits and other assets	343	362
Total assets	$134,745	$145,387

Liabilities and stockholders’ equity
Current liabilities:
Accounts payable	$6,498	$7,722
Accrued digital media property owner costs	11,869	17,359
Accrued liabilities	11,561	12,734
Deferred revenue, current	391	314
Capital leases, current	152	359
Total current liabilities	30,471	38,488

Capital leases, non-current	1	22
Other long-term liabilities	131	139
Deferred tax liability	637	773
Total liabilities	31,240	39,422

Stockholders’ equity:
Common stock	33	32
Additional paid-in-capital	132,857	127,690
Accumulated deficit	(29,306)	(21,677)
Accumulated other comprehensive loss	(79)	(80)
Total stockholders’ equity	103,505	105,965
Total liabilities and stockholders’ equity	$134,745	$145,387

(1) The condensed consolidated balance sheet as of December 31, 2013 was derived from audited financial statements.

YuMe, Inc.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Revenue	$40,386	$34,320	$77,678	$60,932
Cost of revenue(1)	20,677	18,658	40,861	33,211
Gross profit	19,709	15,662	36,817	27,721
Operating expenses:
Sales and marketing(1)	15,854	10,893	31,320	21,110
Research and development(1)	1,509	917	2,445	1,917
General and administrative(1)	4,675	4,730	10,297	8,668
Total operating expenses	22,038	16,540	44,062	31,695
Loss from operations	(2,329)	(878)	(7,245)	(3,974)
Interest and other expense, net
Interest expense, net	(3)	(13)	(6)	(32)
Other expense, net	(168)	(134)	(186)	(326)
Total interest and other expense, net	(171)	(147)	(192)	(358)
Loss before income taxes	(2,500)	(1,025)	(7,437)	(4,332)
Income tax provision	60	68	192	99
Net loss	$(2,560)	$(1,093)	$(7,629)	$(4,431)

Net loss per share:
Basic	$(0.08)	$(0.23)	$(0.24)	$(0.92)
Diluted	$(0.08)	$(0.23)	$(0.24)	$(0.92)
Weighted-average shares used to compute net loss per share:
Basic	32,398	4,854	32,257	4,841
Diluted	32,398	4,854	32,257	4,841

(1)	Stock-based compensation included above:
	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Cost of revenue	$84	$31	$147	$61
Sales and marketing	664	342	1,228	683
Research and development	146	67	193	137
General and administrative	429	251	916	455
Total stock-based compensation	$1,323	$691	$2,484	$1,336

  YuMe, Inc.

RECONCILIATION OF NON-GAAP FINANCIAL INFORMATION

(In thousands)

(Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2014	2013	2014	2013
Net loss	$(2,560)	$(1,093)	$(7,629)	$(4,431)
Adjustments:
Interest expense	3	13	6	32
Income tax provision	60	68	192	99
Depreciation and amortization expense	1,111	1,024	2,210	2,050
Stock-based compensation expense	1,323	691	2,484	1,336
Total Adjustments	2,497	1,796	4,892	3,517
Adjusted EBITDA	$(63)	$703	$(2,737)	$(914)